Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

John M. Greeley, CFO	Joanna Green
Tarantella, Inc.	Griffin Public Relations
831-427-7460	212-481-3456
jgreeley@tarantella.com	jgreen@griffinpr.com

Tarantella, Inc. Announces Financial Results for Second Quarter Fiscal Year 2004

Santa Cruz, CA (April 29, 2004) – Tarantella, Inc. (OTC: TTLA.PK), a leading supplier of secure application access software, today announced its financial results for the second quarter of fiscal 2004.

For the second fiscal quarter ended March 31, 2004, the Company announced revenue of $3.1 million, an operating loss of $3.5 million, and a net loss of $3.7 million or $0.18 per share. This compares to revenue of $3.5 million, an operating loss of $2.6 million, and a net loss of $2.8 million or $0.22 per share in the prior quarter ended December 31, 2003. In addition, the company originated $4.5 million of sales, of which approximately 50% was recognized in the second quarter. The portion of sales that was not recognized is reflected in the 44% sequential increase in deferred revenues.

“We have made significant progress during the quarter — regaining compliance with our reporting obligations to the SEC, strengthening our balance sheet via a $16.3 million private equity offering, and implementing new programs that will assist us in our efforts to obtain profitability. The Company is now well positioned to focus on generating additional revenue from existing enterprise customers, new customers and strategic OEM accounts,” said John M. Greeley, Tarantella’s CFO.

The Company will conduct its previously scheduled conference call to discuss its 2004 fiscal second quarter results today at 1:45 p.m. Pacific Daylight Time (4:45 p.m. EDT). This call is being webcast by CCBN and can be accessed at Tarantella’s web site at www.tarantella.com or in audio mode by dialing (617) 801-9711 with the passcode of 92276858. The call will be available for audio replay for seven days following the call by dialing (617) 801-6888 with the passcode of 56699897.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

For Tarantella Investors:

This press release contains forward-looking statements. These forward-looking statements may be identified by use of terms such as “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “should” or “will”, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant

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Tarantella Announces Second Quarter Fiscal Year 2004 Financial Results	2

risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the risk that the Company may not achieve profitability and other risks detailed from time to time in Tarantella’s SEC filings, including its filings on Forms 10-Q and 10-K. Tarantella disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Tarantella, Inc.

Tarantella, Inc. is a leading provider of purpose-built application access and deployment software to nearly 12,000 customer sites worldwide. Tarantella enables organizations to access and manage information, data and applications across all platforms, networks and devices. Tarantella bridges the gap between vendors, ensuring that customers have complete access to business-critical information. Using Tarantella’s software, customers realize the benefits of secure corporate data, maximizing return on existing IT assets and improved productivity. The company markets its products through key industry partnerships and a worldwide network of consultants and resellers. Tarantella is headquartered in Santa Cruz, Calif. For more information, please visit the Tarantella web site at http://www.tarantella.com.

Tarantella, Tarantella Enterprise 3, Canaveral iQ, New Moon Systems, Caststream, cast:stream and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc., in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

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Tarantella Announces Second Quarter Fiscal Year 2004 Financial Results	3

TARANTELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
		(As restated *)		(As restated *)
	(Unaudited)		(Unaudited)
Net revenues:
Licenses	$2,159	$3,433	$4,525	$5,795
Services	978	797	2,080	1,380

Total net revenues	3,137	4,230	6,605	7,175

Cost of revenues
Licenses	202	82	370	138
Services	394	291	724	549

Total cost of revenues	596	373	1,094	687

Gross margin	2,541	3,857	5,511	6,488

Operating expenses:
Research and development	1,205	906	2,166	1,893
Selling, general and administrative	4,867	3,740	9,452	7,401
Restructuring charge	(8)	—	11	1,147

Total operating expenses	6,064	4,646	11,629	10,441

Operating loss	(3,523)	(789)	(6,118)	(3,953)

Other income (expense):
Interest income (expense), net	2	14	(5)	46
Other income (expense), net	(61)	63	(111)	49

Total other income (expense)	(59)	77	(116)	95

Loss before income taxes	(3,582)	(712)	(6,234)	(3,858)

Income tax expense	97	98	195	158

Net loss	(3,679)	(810)	(6,429)	(4,016)

Other comprehensive income (loss):
Unrealized gain (loss) on available for sale securities	689	(177)	764	106
Foreign currency translation adjustment	52	(18)	121	(22)

Total other comprehensive income (loss)	741	(195)	885	84

Comprehensive loss	$(2,938)	$(1,005)	$(5,544)	$(3,932)

Net Loss per share:
Basic and diluted	$(0.18)	$(0.10)	$(0.39)	$(0.49)
Shares used in net loss per share calculation:
Basic and diluted	20,232	8,240	16,440	8,223

*	Restated as discussed in the Company’s September 30, 2003 Form 10-K

Tarantella Announces Second Quarter Fiscal Year 2004 Financial Results	4

TARANTELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2004	September 30, 2003
(In thousands)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,575	$3,151
Available-for-sale equity securities	1,396	632
Trade receivables, net of allowances of $0.3 million at March 31, 2004 and $0.5 million at September 30, 2003	3,190	2,980
Other receivables	181	175
Prepaids and other current assets	591	720

Total current assets	21,933	7,658

Property and equipment, net	666	734
Acquired intangible assets, net	1,330	1,262
Goodwill	2,395	2,391
Other assets	403	343

Total assets	$26,727	$12,388

Liabilities and shareholders’s equity
Current liabilities:
Trade payables	$540	$1,043
Line of credit	—	319
Royalties payable	1	22
Royalties payable - former New Moon shareholders	1,713	1,725
Income taxes payable	534	549
Accrued restructuring charges	416	854
Accrued expenses and other current liabilities	4,453	3,615
Deferred revenues	2,514	1,757

Total current liabilities	10,171	9,884

Long-term deferred revenues	1,205	36

Total long-term liabilities	1,205	36

Shareholders’ equity:
Preferred stock, authorized 20,000 shares; no shares issued and outstanding	—	—
Common stock, no par value, authorized 100,000 shares; issued and outstanding 27,288 at March 31, 2004 and 11,959 shares at September 30, 2003	145,716	126,749
Deferred stock compensation	(540)	—
Accumulated other comprehensive income	1,438	553
Accumulated deficit	(131,263)	(124,834)

Total shareholders’ equity	15,351	2,468

Total liabilities and shareholders’ equity	$26,727	$12,388

Tarantella Announces Second Quarter Fiscal Year 2004 Financial Results	5

TARANTELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2004	2003
		(As restated * )
(In thousands)	(Unaudited)
Cash flows from operating activities:
Net loss	$(6,429)	$(4,016)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	525	381
Foreign currency exchange loss (gain)	78	(32)
Loss on disposal of property and equipment	2	82
Deferred stock compensation expense	166	—
Stock compensation expense	198	—
Changes in operating assets and liabilities, net of New Moon acquisition:
Trade receivables	(204)	(1,155)
Other receivables	(6)	(118)
Prepaids and other current assets	129	304
Other assets	(60)	22
Trade payables	(524)	26
Royalties payable	(21)	(56)
Income taxes payable	(15)	36
Accrued restructuring expenses	(438)	(83)
Accrued expenses and other current liabilities	835	(887)
Deferred revenues	1,926	209

Net cash used in operating activities	(3,838)	(5,287)

Cash flows from investing activities
Purchase of property and equipment	(176)	(134)
Change in Goodwill	(4)	—
Change in royalties payable - former New Moon shareholders	(12)	—

Net cash used in investing activities	(192)	(134)

Cash flows from financing activities:
Payments on capital lease obligations	(31)	(2)
Line of credit payments	(319)	—
Net proceeds from issuance of common stock and warrants	17,810	34

Net cash provided by financing activities	17,460	32

Effects of exchange rate changes on cash and cash equivalents	(6)	(1)

Increase (decrease) in cash and cash equivalents	13,424	(5,390)
Cash and cash equivalents at beginning of period	3,151	7,055

Cash and cash equivalents at end of period	$16,575	$1,665

*	Restated as discussed in the Company’s September 30, 2003 Form 10-K

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